DEED OF SUB-LEASE

This DEED OF SUB-LEASE ('Sub-Lease Deed ') is made and executed at Bengaluru

Karnataka, India on this the 1st Day of November 2018(01-11-2018):

BY AND BETWEEN:

INNOVENT SPACES PRIVATE LIMITED, a company incorporated under the provisions of the Indian Companies Act 2013, having its office at Plot No 53, Kariyammana Agrahara

Road, Devarabisana Halli (Next to Intel Junction Flyover), Outer Ring Road, Bengaluru –

560103 (CIN U45400UP2015PTC068253), represented herein by its Director, Mr. Rishi Das,

hereinafter referred to as the ‘Sub-Lessor’, (Which expression shall wherever the context so requires or admits be deemed to mean and include all its directors, successors in interest,

administrators, representatives and assigns of the FIRST PART.

AND

OMNICOMM ECLINICAL SOLUTIONS PRIVATE LIMITED, a company

incorporated and validly existing under the provisions of the Companies Act, 2013 and having its

Registered office at Indiqube-Eta, No.38/4, Adjacent To Emc2, Dodanekundi Outer Ring

Road Bengaluru – 560048, (CIN U72900KA2018FTC115009), represented herein by its

Director, Mr. Thomas Edward Vickers hereinafter, referred to as the ‘Sub-Lessee’, (which expression shall wherever the context so requires or admits be deemed to mean and include all its successors in interest, representatives and administrators) of the OTHER PART.

(Sub-Lessor and Sub-Lessee shall, wherever the context may hereinafter so require, be individually referred to as the ‘Party’ and jointly as the ‘Parties’, as the case may be).

WHEREAS:

Mrs. N. Nirmala residing at #33, Lakshmi Nilaya, 5th cross, 1st phase, Veerabhadra

Nagar, Marathahalli post, Bangalore – 560037,

Mrs. N. Shylaja residing at #103, 10th Main, 6th Sector HSR Layout, Bangalore –

560102,

Mrs. N. Kanakamma residing at #257, Annapoorneshwari Nilaya, 22 main, JP Nagar 5th

Phase, Bangalore – 560078,

Mrs. N. Anila residing at #143/4 CMR Colony, 1st Block HRBR Layout, Kalyanagar

Post, Bangalore– 560043,

Mrs. N. Shakuntala residing at #356, Lakshmi Nilaya, Nanjappa Reddy Layout, Koramangala 8th

Block, Bangalore – 560095,

Mrs. Rajini. N residing at #601, Nanjappa Reddy Layout, Koramangala 8th Block, Bangalore –

560095,

Mrs. Rakesh. M residing at #601, Nanjappa Reddy Layout, Koramangala 8th Block, Bangalore –

560095,

Mrs. Kiran Kumar. M residing at#601, Nanjappa Reddy Layout, Koramangala 8th Block,

Bangalore – 560095, (‘Owner’) are the owners of a building situated at “Indiqube ETA”

Survey Number 38/4, Adjacent to EMC2, Doddanekundi, Outer Ring Road, Bangalore,

Karnataka measuring Super Built Area 74000 Square Feet (Approx), situated at, Survey

Number 38/4, Adjacent to EMC2, Doddanekundi, Outer Ring Road, Bangalore,

Karnataka Consisting of Ground and 6 (six) floors, more fully described in Schedule A hereto (‘Building’).

A.	The Sub-Lessor has acquired leasehold rights in respect of the Schedule “A” Premises by virtue of the Lease Deed dated 25-05-2017 executed with the Owner (‘Principal Lease

Deed’).

B.	The Sub-Lessor has been put in possession of the Schedule ‘A’ Premises with the right to sub-lease any portion of the schedule ‘A’ Premises as per the terms of the principal

Lease Deed;

C.	The Sub-lessee has expressed its interest in taking on sub-lease a part of the Schedule

“A” Premises, being the office unit measuring 4800 square feet of Leasable Area, (Defined below under Clause 1), on the Fifth Floor of the Building as shown on the Plan attached hereto as Annexure-1and 600 square feet in common cafeteria along with 5 (Five) car parking space, which is more fully described in the Schedule B hereunder and hereinafter referred to as the “SCHEDULE-B PREMISES” from the Sub-Lessor, for the exclusive use and occupation of the Sub-Lessee on terms and conditions set out herein; and

D.	The Sub-Lessor has agreed to grant and the Sub-Lessee has agreed to take from the Sub¬-

Lessor the Schedule ‘B’ Premises on Sub-lease on the terms and conditions set out herein.

NOW THIS DEED OF SUB-LEASE WITNESSETH AND IT IS HEREBY AGREED

BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.     PREMISE

1.1     In consideration of the Rent hereinafter reserved and agreed to be paid by the Sub-

Lessee to the Sub-Lessor as set out hereunder and the Parties having agreed to comply with the covenants and conditions mentioned herein, the Sub-Lessor hereby grants BY

WAY OF SUB-LEASE to the Sub-Lessee, the Schedule ‘B’ Premises under the terms and conditions set out herein.

1.2     Leasable Area used in this Deed shall mean the total area for which Rent shall be charged viz;

(a) the Built-Up Area of the Schedule ‘B’ Premises including walls and external finish; (b) the balconies and sit-outs of the Schedule ‘B’ Premises; (c) proportionate share of the floor common area such as toilets, AHU rooms, electrical rooms, common passages and common pantry (d) proportionate share of the common areas of the building including lobbies, common amenities and services like lift-wells, staircase, electro mechanical rooms, society rooms, security rooms, etc therein.

2.     HANDOVER, TERM AND RENEWAL

2.1     The sub-lease of the Schedule ‘B’ Premises granted herein shall come into effect from the date of delivery of possession of the Schedule ‘B’ Premises, which shall be on 24th day of May 2018 (‘Sub-Lease Commencement Date’) and shall remain in effect for a period of 5 (Five) years (‘Term’).

2.2 Upon the expiry of the term of Sub-Lease, if the Sub-Lessee wishes to renew the Sub-

Lease Deed, the Sub-Lessee shall give an advance written notice of 6(Six) months prior to expiry of the Term. The Sub-Lessor may at its sole discretion renew the Sub-Lease

Deed for a further period of 3 (Thee) years on the same terms and conditions as those contained herein, subject to escalation in Rent and other charges. Further it is agreed that,

any such renewal will be affected by executing a fresh deed of sub-lease duly stamped and registered by the Sub-Lessee at least 2 (Two) months prior to the expiry of the Term.

3. RENT, RENT COMMENCEMENT DATE AND ESCALATION

In consideration of the grant of the Sub-Lease, the Sub-Lessee shall from 24-05-2018 pay to the Sub-Lessor Monthly Office Rent and other charges as specified below:

3.1 Office Rent: The Sub-Lessee shall pay to the Sub-Lessor office rent of Rs.3,50,400/-

(Rupees Three Lakhs Fifty Thousand Four Hundred Only) per month ("Rent"),

consisting of office Unit Rent calculated at the rate of Rs.73/- (Rupees Seventy-Three only) per square feet per month.

3.2. Terrace Charges: The sub-lessee shall pay common cafeteria Charges of Rs. 18,000/-

(Rupees Eighteen Thousand Only) per month calculated at the rate of

Rs.30/- per square feet on the area of 600 Square feet.

3.3. Car Parking Charges: The Sub-Lessee shall pay Car parking charges of Rs. 16,000/-

(Rupees Sixteen Thousand Only) per month for 5 (Five) Car parking space calculated at the rate of Rs. 3,200/- per car parking per month. The Sub-Lessee has been allotted

5 (Five) number of dedicated 4 wheeler parking spaces in Basement 1/2/ Surface level of the Building. Any additional car parking shall be charged extra subject to availability. The

Two Wheeler and the Wheeler Parking shall be at Sub-Lessee’s risk against any damage, losses, theft etc.

3.4. Two Wheeler Parking Charges: The Sub-Lessee has not availed Two Wheeler parking space under this Deed. Four numbers of Two wheeler parking space is equals to one car parking space. Any 2 wheeler parking space if required by the client may be accommodated in the common 2 wheeler parking area in the building, subject to availability at the rate of Rs.850/ - per Two wheeler parking space per month. All payments will attract applicable taxes.

3.5.     Rent Payment: The Rent shall be paid on or before the 7th day of every month in advance and shall be subject to deduction of tax at source at applicable rates.

3.6.     Escalation: There will be escalation the office Rent, escalation on charges towards

Cafeteria/Terrace area, Car Parking Spaces and Two-Wheeler parking at the rate of 6%

every year after completion of every 12(Twelve) months from the Sub-Lease commencement date over the last rent paid.

3.4.     Common Area, Maintenance Charges (‘CAM Charges’): The Sub- Lessee shall, in addition to the Rent, shall bear and pay an amount of Rs. 45,900/- (Rupees Forty Five

Thousand Nine Hundred Only) per month calculated at the rate of Rs.8.5/ - per square feet of Leasable Area of the Office Unit of 4800 Sq. ft plus proportionate common cafeteria of 600 sq. ft as CAM Charges payable from the Sub-Lease

Commencement Date. The CAM Charges shall be subject to escalation @10% or higher, every year after completion of every 12 months and shall be paid by the Sub¬

Lessee directly to the Sub-Lessor on or before the 7th day of every month in advance. In the event the Monthly Rent, Charges towards Cafeteria/Terrace, CAM, Car Parking

Spaces and, Two Wheeler parking or any other sum due from the Sub-Lessee is not paid on the due date, the Sub-Lessee shall be liable to pay interest thereon at the rate of 1.5%

per month or part thereof.

3.5 Security and House keeping services for the common area of external building shall be maintained by the Sub-Lessor at no extra cost. The Sub-Lessee shall take care of the

Housekeeping and Maintenance of the Schedule ‘B’ Premises at the Sub-Lessee's cost. In addition, Sub-Lessee shall be paying for the common wash room cleaning charges of

Rs. 8,640/- (Rupees Eight Thousand Six Hundred and Forty Only) per month to the Sub-Lessor calculated at the rate of Rs.1.8/- per square feet per month on the area of 4800 square feet and Pest control charges to the Sub-Lessor at Actuals. For this purpose, Sub-Lessor shall be raising separate invoice and it shall be paid within 05 days of submission of invoice. Internal Housekeeping shall be under the scope of Sub-Lessee.

3.6. Annual Maintenance Contracts (AMC’s) of all the equipments provided by Sub-Lessor,

which includes but not limited to procuring of spare parts shall be within the scope of

Sub-Lessor.

3.7. Commencing from the Sub-Lease Commencement Date, the Sub-Lessor shall be responsible for the maintenance of list of few items falling within the warranty period of initial 6 (Six) months as detailed under Annexure 4 attached herewith. It is specifically agreed that beyond the warranty period of 6 (Six) months, the Sub-Lessee shall be responsible for the maintenance of the said items.

3.8 Applicable Taxes: Goods and Service Taxes or any other taxes as applicable on the

Rent and other charges as mentioned in this Sub-Lease Deed (i.e., at the rates as prevalent at the given time) shall be borne by the Sub-Lessee, subject to the Sub-Lessor having obtained necessary registration and giving particulars of the same to the Sub¬-

Lessee.

3.9 TDS Deductions: The Sub-Lessee shall not be entitled to make any deductions on the

Monthly Rent, Charges towards Cafeteria/terrace, Car Parking Spaces and Two-

Wheeler parking or other payments due under this Sub-Lease Deed, except to deduct taxes at source in accordance with the provisions of the Income Tax Act or any other law or regulation for the time being in force. The Sub-Lessee shall be obliged to furnish to the Sub-Lessor appropriate certificates for the tax/taxes so deducted from the Rents and other charges within 15 (Fifteen) days of the expiry of each financial quarter.

4 INTEREST FREE REFUNDABLE SECURITY DEPOSIT (IFRSD)

4.1 The Sub-Lessee has agreed to pay to the Sub-Lessor a sum of Rs.30,12,100/- (Rupees

Thirty Lakhs Twelve Thousand One Hundred Only) to the Sub-Lessor as interest free Refundable Security Deposit (hereinafter referred to as the ‘Security Deposit’).

The Security Deposit shall be payable by the Sub-Lessee to the Sub-Lessor in the following manner:

a.	The Sub-Lessee has paid a sum of Rs.30,12,100/- (Rupees Thirty Lakhs

Twelve Thousand One Hundred Only) via Cheque No/Wire Transfer

NO.000001 dated 28-09-2018 which receipt will be acknowledged by the Sub-

Lessor.

4.2 The Security Deposit shall be returned by the Sub-Lessor, subject to deduction of such sum as may be due by the Sub-Lessee to the Sub-Lessor in the manner set out in Clause

9.1 below.

5     Power & Power Back-up & Water:

5.1 The Sub-lessor shall charge to sub-lessee as per the below (Fixed + Variable)

 Charges Model:

Fixed Charges: Sub-Lessor shall charge to Sub-Lessee an amount of Rs.5 / - per Sq.ft.

calculated on leasable area as a fixed charge towards;

•     Demand Charges of Raw Power as per the current rate of BESCOM which is currently Rs.230/ - KVA Provided Load is 1 KVA per 100 Sq.ft.

•     Load Charges of UPS & Provided Load is 1 KVA per 1000 Sq.ft.

•     Pro-rata floor & pantry (cafeteria) consumption

•     Depreciation & AMC of UPS & Batteries, UPS Room Rent & Power Charges

      of 24 x 7 AC running in UPS Room

•     AMC of Installed AC units in dedicated office area

•     UPS Loss of Load

•     UPS will be provided in N+1 Configuration to ensure continuity during failure of any UPS.

Variable Charges: Sub-lessor shall charge to Sub-Lessee at the composite rate of-

Rs.13.69/- KWH unit consumed. This includes the power through, any of the sources

(BESCOM/DG).

Additional Charges:

•     Extra Load charges for UPS is 2000/KVA per month & for Raw power as per

BESCOM per month subject to availability of load & BESCOM approval.

•     The above electricity charges are linked to BESCOM & Diesel rate. The charges are subject to change as per BESCOM tariff & Diesel rates.

The Sub-Lessee shall pay Electricity Power charges within 3 (Three) days from the date of invoice.

5.2     Water charges shall be borne by Sub-Lessee on consumption at actuals. All these charges are exclusive of applicable Tax.

5.3     In the event of the failure of the Sub-Lessee to make payments as above within the stipulated time period, the Sub-Lessee shall be liable to pay the said charges along with interest at the rate of 1.5% per month or part thereof from the due date till the date of actual payment. Further, it is agreed that if the delay continues beyond 15 days from the due date, then the Sub-Lessor shall be entitled to discontinue the supply of services to the Schedule ‘B’ Premises till the payments along with interest is received from the Sub-

Lessee.

6     RIGHTS, OBLIGATIONS AND COVENANTS OF THE SUB-LESSEE

6.1     Access to Schedule ‘B’ Premises:

6. l. l The employees, officers, clients, and visitors, of the Sub-Lessee shall have free and unimpaired access to the Schedule B” Premises at all times o n a 24-hour basis. The Sub-

Lessee shall be entitled to enjoy the Schedule ‘B’ Premises peacefully as a tenant, to use the entrances, staircases, corridors, passages, vacant land and other areas and, amenities in the Building.

6.1.2 The Sub-Lessor shall, if required by the Sub-Lessee provide necessary documents that the authorities may require for enabling the Sub-Lessee to carry on its operations at the

Schedule “B” Premises.

6.2     Signage:

6.2.1 The Sub-Lessee shall be entitled to display their signboards, logos etc. at the Common

Building Directory at Reception (The Sub-Lessee shall pay Rs.2,500/-plus applicable taxes to the Sub-Lessor towards the cost of putting signage at Reception as one-time cost). The Sub-Lessee shall be entitled to install exterior Signage at pre-determined space mutually agreed between the Sub-Lessor and the Sub-Lessee. The cost of putting exterior signage shall be borne by the Sub-Lessee. The Sub-Lessee shall not put up signage on the glass façade the entrance of the building and exterior area of the said building. It is specifically agreed that the Sub-Lessor shall be entitled to display/project the Sub-

Lessee's Signage for the branding activities of the Sub-Lessor in various marketing and media platforms. Further, the Sub-Lessee shall allow access to the Sub-Lessor to take photos/pictures of the nameboards/Logos/signs of the Sub-Lessee in connection with the said branding activities.

6. 2.2     All Signages shall be on prior written approval of the Sub-Lessor.

6.3 Tele phone, Fax, Internet, Cable Lines, etc.

6.3.1     The Sub-Lessee has the right to apply for, obtain and install as many telephones, fax,

internet, cable lines, V-Sat and other telecommunication equipments, in the Schedule ‘B’

Premises, as they may deem and necessary for their business requirements in their own name, and at their own cost. The Sub-Lessee shall pay the charges pertaining to such telephone, fax and other telecommunication equipments installed directly to the appropriate authorities. The Sub-Lessee shall be entitled to install its V-Sat and other equipments at the terrace of the Building if so required by the Sub-Lessee after taking written consent of the Sub-Lessor and subject to payment of any charges/ taxes etc, to the authorities by Sub-Lessee, in respect of the same and in accordance with the directions issued by the Sub-Lessor in that regard. The area in the Terrace that may be used by the sub-Lessee for installing its equipment as stated above shall not exceed 50

sq. ft. The Sub-Lessee shall remove the telephone, fax, Internet, cable lines, equipments etc, so obtained / installed by it on expiry of Sub-Lease or earlier determination thereof.

6.4     Minor Repairs and Routine maintenance of the Schedule ‘B’ Premises:

6.4.l The Sub-Lessee shall attend to all day to day minor routine repairs such as fuses, leakage of taps, replacement of consumable parts etc in the Schedule ‘B’ Premises at its own cost,

as are required to keep the Schedule Premises in good and tenantable condition.

6.5     Use of Schedule ‘B’ Premises:

6.5.1     The Schedule ‘B’ Premises shall be used for carrying on the Sub-Lessee's business/office purpose only. The Sub-Lessee shall use the Schedule ‘B’ Premises in accordance with the

Tenant operating guidelines of the Sub-Lessor. The Tenant operating guidelines are subject to revision/amendments by the Sub-Lessor from time to time and shall be adhered to by the Sub-Lessee. The Sub-Lessee shall not be permitted to carry on any other activity other than for its business purpose as mentioned above. The Sub-Lessee shall obtain prior written consent of the Sub-Lessor in the event of any change in the nature of its business in the Schedule ‘B’ Premises.

6.5.2 The Sub-Lessee is not permitted to carry out any renovation works or make any additions or alterations to the Schedule ‘B’ Premises without the Sub-Lessor’s prior written consent. The Sub-Lessee shall not be permitted to do any structural alterations or any alterations to the exterior and elevation of the Building. In the event of the Sub-

Lessor permitting any renovation or additions or alterations, the Sub-Lessee shall pay such amount as may be decided by the Sub-Lessor as an additional deposit as security for any damage caused to the Schedule ‘B’ Premises or the Building during the course of such alteration, and addition works. Further, Sub- Lessee shall adhere to the Tenant

Operating Guidelines of the Sub-Lessor during the course of carrying out any such non-

structural alterations. However, it shall be the responsibility of the Sub-Lessee to clear and dispose all debris and waste materials resulting from such renovation or additions or alterations.

6.5.3 The Sub-Lessee shall not store or bring into the Schedule ‘B’ Premises any article,

substance or liquid of a specially combustible, toxic, noxious, inflammable or explosive nature and shall comply with the requirements and recommendations of all governmental and statutory authorities, including, the fire authority and municipal authorities.

6.5.4 The Sub-Lessee shall at all times comply with the relevant laws and regulations and the directions of the relevant governmental and statutory authorities and shall not carry out or permitted to carryout in any part of the Schedule ‘B’ Premises, or the Building any offensive, illegal or unlawful manufacture, business or activities.

6.5.5     The Sub-Lessee shall always observe, perform and abide by all the rules, regulations and

Tenant Operating Guidelines/amendments, by-laws of Association etc, of the Sub-

Lessor which may be put in place from time to time for the effective management,

control and maintenance of the Building.

6.5.6     The Sub-Lessee shall not damage or allow damage to be done to the Schedule ‘B’.

Premises or Building.

6.5.7     The Sub-Lessee shall keep the Schedule “B” Premises clean and usable and shall maintain at their cost the Schedule “B” Premises in a state of good repair;

6.5.8     The Sub-Lessee shall on regular basis and at its own costs and expenses maintain the fixtures, furnitures, carpets, and interiors etc, installed by the Sub-Lessor in the Schedule “B”

Premises. The detailed scope of maintenance to be carried out by the Sub-Lessee within the Schedule “B” Premises is attached hereto as Annexure -2.

6.5.9     The Sub-Lessee shall not do any acts, deeds or things which may cause any annoyance or nuisance to the co-occupants of the Building.

6.5.10     The Sub-Lessee acknowledges that the Sub-Lessor or the Owner shall be entitled to make additions, alterations and repairs of the interiors, base-built equipments and the building. The Sub-Lessee shall provide necessary co-operations in conducting all such works.

6.5.11      The Sub-Lessee shall obtain at its own costs, suitable insurance policies to cover as under;

i)	in respect of its belongings/items, insurance against fire, theft, vandalism and such other insurable hazards

ii)	comprehensive public and third-party liability insurance, insuring the Sub-Lessee's legal liabilities towards public/third party, arising out of bodily injuries and/or damage to the

Sub-Lessor's property due to accident within the Schedule ‘B’ Premises

iii)           insurance to cover its liability towards its employees

iii)	Insurance Policies obtained by the Sub-Lessor are exclusively to cover the loss and/or damage to the property belonging to the Sub-Lessor and legal liability of the Sub-Lessor alone towards the public. Under no circumstances, shall the Sub-Lessor be liable or responsible for the consequences of any negligence on the part of the Sub-Lessee or for the damages to the Sub-Lessee's belongings in the Schedule ‘B’ Premises and the Liability accruing on the Sub-Lessee due to its business activities in the Schedule ‘B’ Premises

6.6     Sub-leasing/letting Schedule ‘B’ Premises:

6.6.1 The Sub-Lessee shall not be entitled to further sub-lease, assign, sub-let, grant leave or license or part with possession of the Schedule “B” Premises or any portion thereof to anybody or entity in any manner whatsoever and any violation of this clause shall constitute a critical breach of the Sub-Lease, resulting in immediate and automatic termination thereof.

7.     COVENANTS, RIGHTS AND OBLIGATIONS OF THE SUB-LESSOR:

7.1     The Sub-Lessor represents as follows:

7.1.1 The Owner has clear and marketable title and authority to lease out the Schedule “A”

Premises and the Schedule “A” Premises has been lawfully leased out to the Sub-1essor and that the Sub-Lessor has not entered into any sub-lease, license or other transaction in respect of the Schedule “B” Premises or any part thereof with any other person or third party.

7.l.2 That the Sub-Lessor holds legal and valid Leasehold rights over the Schedule “B”

Premises and have full right and authority to grant sub-lease of the Schedule “B” Premises to the Sub- Lessee in terms hereof.

7.1.3 No agreements have been entered into that would in any manner affect the occupation and use of the Schedule “B” Premises by the Sub-Lessee.

7.1.4 The Sub-1essor shall subject to payment of Rent, Utility Charges and CAM Charges and all other amounts payable under this Sub-Lease Deed, by the Sub-Lessee, shall ensure that power; water and sewerage facilities are available during the Term of this Sub-Lease.

In particular, but without prejudice to the generality of the above, the Sub-Lessor and the

Owner shall ensure the electricity and water bills in respect of the Building are paid and remitted in a timely and efficient manner.

7.1 .5 The Owner has paid the Property tax, electricity and water charges, if any and all other outgoings in respect of the Building up to date and there are no dues as on this date .

7.1.6      There are no restrictions for the bonding of the portion of Schedule ‘B’ Premises as a customs bonded warehouse. However, on expiry or termination of this Deed, the Sub-

Lessee shall be liable to de-bond the Schedule “B” Premises and handover back to the

Sub-Lessor in the condition as agreed under this Deed. In Particular, the Schedule ‘B’

Premises has not been subject matter of any such bonding prior to the execution of this

Sub-Lease.

7.1.7     Taxes & Outgoings:

The Owners have agreed to bear and pay all municipal taxes, property taxes and other taxes, levies, cesses, outgoings and charges payable in respect of the Schedule ‘B’

Premises other than those agreed to be paid by the Sub-Lessee under this Deed and any increase /enhancement thereto, directly to the concerned authorities.

7.1.8     At the time of handing over of the vacant possession of the Schedule ‘B’ Premises, if any bills/outgoings are due and payable to any person or authorities for utility and other services provided to the Sub-Lessee in the Schedule “B” Premises, the Sub- Lessor shall be entitled to deduct the amounts from the Security Deposit of the Sub- Lessee and return the balance to the Sub-Lessee.

7.2     Repairs and Rectification:

7.2.1     Rectification of Defects: All structural shall be rectified by the Owner and if the

Owner fails to carry out necessary repairs, the Sub-Lessor shall rectify the same, at its own cost, during the term of the Sub-Lease and any renewal thereof.

7.2.2     Repairs: The Sub-Lessor shall, at its expense, carry out all major and structural repairs and maintain in good condition the roof and walls of the Schedule ‘B’ Premises, and be responsible for repairs relating to leakage of roof, damage to the walls, bursting of water pipes or defective sewerage system in the Schedule “B” Premises. 1f the Sub-Lessee causes any damage to the Schedule ‘B’ Premises, the same shall be rectified at the cost of the

Sub-Lessee.

7.2.3     Access to Schedule ‘B’ Premises: The Sub -Lessee shall upon not less than Twenty Four

(24) hours' notice in writing from the Sub-Lessor; permit the Sub-Lessor, its authorized agents or representatives to enter upon the Schedule “B” Premises for inspecting the state and condition of the Schedule “B” Premises or to carry out any repairs as may be required from time to time. The Sub-Lessor shall on inspection, call for reports of

Maintenance/supporting documents from the Sub-Lessee with regard to the maintenance being carried out within the Schedule “B” Premises. The Sub-Lessee shall provide said reports and supporting documents and co-operate with the Sub-Lessor during inspection. The Sub-Lessor shall also have a right to enter the Schedule ‘B’

Premises, without notice, at any point of time, if necessary to carry out any emergency repairs or to take any steps as may be necessary for ensuring the safety and security of the Building. The Sub-Lessor shall undertake best efforts to ensure that it does not cause any disturbance to the Sub -Lessee's operations during such inspection and /or repair.

Further it is specifically agreed that 6 (Six) months prior to termination/expiry of the

Sub-Lease Deed, the Sub-Lessee shall upon 24 (Twenty Four) notice from the Sub-Lessor allow the Sub-Lessor, its representatives or prospective tenants to access the Schedule ‘B’

Premises for inspection if any of the prospective tenants intend to take the Schedule ‘B’

Premises on Sub-Lease and the Sub-Lessee shall not make any objections for the same.

7.2.4     The Sub-Lessee shall maintain the fit outs and furniture in good condition, subject to normal wear and tear. (physical damages falling outside the purview of Normal Wear and

Tear are more fully described under annexure-3 attached hereto and the same shall be rectified/repaired by the Sub-Lessee at its own costs, failing which it shall be construed as breach by the Sub-Lessee and the Sub-Lessor shall be constrained to rectify the same and recover the costs incurred from the Security Deposit). The Sub-Lessor shall not be responsible for the maintenance of the same. The Sub-Lessee shall be responsible for all repairs of the said fit outs and furniture except to HVAC system, including periodic and preventive maintenance to ensure that the fit outs and furniture are kept in good and serviceable condition until possession of the Schedule “B” Premises is returned to the

Sub-Lessor in accordance with this deed.

8     TERMINATION AND LOCK-IN

8.1     Subject to Clause 8.2 below, the parties shall not be entitled to terminate this Sub-Lease

Deed for a period of 30 (Thirty) months, exclusive of 3 (Three) months prior period notice for Termination from the Lease Commencement Date (“Lock-in Period”).

The Sub-Lessee and the Sub-Lessor shall not have the right to terminate the sub-lease during the lock-in period without cause except in case of a breach by Owner in which case Sub-Lessee is not liable for any termination penalty.

In the event of the Sub-Lessee terminating the Sub-Lease during the Lock-in Period or causing the Sub-Lease deed to be terminated by the Sub-Lessor due to the breach of the

Sub-Lessee, the Sub-Lessee shall be bound to pay to the Sub-Lessor the Monthly Rent,

Charges towards Cafeteria/terraces, Car Parking Spaces, Two-Wheeler parking and any other amounts due under this Sub-Lease Deed for the remaining period of the Lock-in

Period. The Sub-Lessor may deduct the amount so payable from the Security Deposit in case, the above mentioned balance amount is not paid by the Sub-Lessee.

Subsequent to the expiry of the Lock-in Period, the Sub-Lessee or Sub-Lessor shall be entitled to terminate the Sub-Lease Deed by giving written notice of 3 (Three) months

(“Termination Notice”).

8.2     In the event of either Party (“Defaulting Party”) committing any breach of any of the terms and conditions of the Sub-Lease Deed the other Party (“Aggrieved Party”) shall be entitled to terminate the Sub-Lease Deed by prior written notice of 30 days, provided the breach complained of is not cured at the end of the notice period to the satisfaction of the aggrieved Party.

8.3     The Sub-Lessee agrees that it is bound and liable to hand over full and free possession of the Schedule “B” Premises with fit out and furniture to the Sub-Lessor upon the expiry or earlier termination of the Sub-Lease in the same condition as on the Sub-Lease

Commencement Date, subject to normal wear and tear that is consistent with their maintenance obligations.

9     SURRENDER OF SCHEDULE “B” PREMISES:

9. l Damages to the Schedule “B” Premises: Upon expiry of the Sub-Lease Term or earlier termination of this sub-lease deed, the Sub-Lessee shall restore the flooring, installed equipments, branding and signage materials to its original condition which are installed by the Sub-Lessee including furniture, fixtures and fit-outs. In the event of failure to restore the same into its original condition to the satisfaction to the Sub -Lessor, in such case the Sub-Lessor shall be entitled to deduct cost of such damages from the Security

Deposit for removal of any installed equipments, furniture's, fixtures and fit-outs,

flooring, branding and signage materials, repairs, refurbish and to restore Schedule “B”

Premises to its original condition.

9.2     Within 30 (Thirty) days from the date of return of the possession of the Schedule “B”

Premises, the Sub-Lessor shall refund the Security Deposit to the Sub-Lessee, subject to deduction of any arrears of all the Rent, electricity charges, CAM Charges or any other claims that the Sub-Lessor might have under this Deed. The Sub-Lessor shall also be entitled to retain any amount that may be necessary to repair, refurbish or return the

Schedule “B” Premises and the fit outs and furniture to their original condition, in the event of any loss, damage or excessive wear and tear caused by the Sub-Lessee. The

Security Deposit shall be repaid to the Sub-Lessee by way of a demand draft/

Online/ Cheque.

9.4 If there are any outstanding amounts to be paid by the Sub-Lessee and the Security

Deposit falls short, the said outstanding amounts shall be paid immediately by the Sub-

Lessee failing which the Sub-Lessor shall be entitled for the said outstanding amount at the rate of l .5% per month and shall also be entitled for all remedies avaib1ble to it under the law. In the event if the Sub-Lessee fails to return possession upon the termination of this Sub-Lease Deed by efflux of time or otherwise, the Sub-Lessee shall be liable to pay damages to the Sub-Lessor twice of the office Rent, Charges towards Cafeteria/Terrace,

Car Parking Spaces and Two-wheeler Charges and CAM Charges along with Utility bills per day until the possession has been handed over. During this period, there shall be no obligation upon on the Sub- Lessor to provide any utilities or maintenance or other services to the Sub-Lessee, but it is made clear that the Sub-Lessor may provide such services and that the provision of such services and charging thereof shall not in itself amount to an extension/renewal of the Sub-Lease Deed.

9.5     In the event the Security Deposit is not refunded to the Sub-Lessee in terms of Clause

9.2 above, the Sub-Lessor shall be liable to pay interest on the said outstanding sum at the rate of 1.5% per month from the date of return of the possession of the Schedule 'B'

Premises until repayment of the Security Deposit.

10     DISPUTE RESOLUTION:

10.1 If any dispute or difference relating to or arising under this Sub-Lease Deed arises between the Sub-Lessor and the Sub-Lessee during the period of Sub-Lease or upon the expiry of the said Sub-Lease, the same shall be referred to arbitration in accordance with the provisions of the Arbitration and Conciliation Act, 1996 for the time being In force.

Arbitration shall be by a sole arbitrator to be appointed jointly by the Sub- Lessor and

Sub-Lessee on mutual consent, whose decision shall be final and binding. The arbitration shall be conducted in English language and venue shall be at Bengaluru. It is also understood between the parties herein that a default in payment of Rent, charges and/or other payments agreed to be paid by the Sub- Lessee shall be construed as a dispute or difference arising under the Sub-Lease Deed.

10.2 Subject to the provisions of the foregoing clause, this Deed shall be subject to the exclusive jurisdiction of the courts at Bangalore, Karnataka, India and shall be subject to the laws applicable in India.

11     FORCE MAJEURE:

11.1 Notwithstanding anything contained in this Deed of Sub-Lease, neither Party shall be liable to the other for failure to perform part any or all of its obligations under this Deed of Sub-Lease to the extent that such failure is caused by a Force Majeure Event defined hereinafter and to the extent such failure is during or for the period of such event,

provided that the Party so prevented gives the other Party a notice specifying the nature of the of Force Majeure event and its likely consequences, within 30 (thirty) days of the occurrence of the Force Majeure event.

11.2 Force Majeure Event shall mean any act, event or circumstance or a combination thereof which are beyond the reasonable control of the Parties and which the Parties could not have prevented by the exercise of reasonable skill and care and which, or any consequences of which, prevents or delays, in whole or in part, the performance of its obligations under this Deed, such acts being any acts of God, acts of war (whether declared or undeclared), invasion, armed conflict or act of foreign enemy, blockade, embargo,

revolution, insurrection, terrorist or military action, coup d'etat, sabotage or riots.

12     INDEMNITY:

12.1 Each Party shall defend, indemnify, and hold harmless the other Party from and against any claim, liability, demand, loss, damage, judgment or other obligation or right of action,

which may arise as a result of reach of the terms and conditions of this Deed of Sub-

Lease by such Party.

13     BUSINESS ACQUISITION, MERGER, DEMERGER

In the event of the Sub-Lessor's business is acquired, taken over, merged or demerged with or into another company, the Sub-Lessor shall be entitled to transfer assets and assign this

Sub-Lease to the said company, provided such assignment is subject to rights of the Sub-

Lessee under this Deed and the terms and conditions of this Deed are binding on the said company, including renewal term.

14 NOTICES:

14.1 Any notice required to be issued or given as per the provisions of this Agreement, will be deemed to have been served at the end of three working days after the issuance of such notice by registered post acknowledgement due, addressed to the address mentioned below:

In respect of the Sub-Lessee:

OMNICOMM ECLINICAL SOLUTIONS PRIVATE LIMITED,

Indiqube-Eta, No.38 / 4,

Adjacent To Emc2,

Doddanekundi Outer Ring Road,

Bengaluru - 560048.

Represented by its Director Mr. Thomas Edward Vickers

In respect of the Sub-Lessor:

Innovent Spaces Private Limited.

Plot No 53, Kariyammana Agrahara Road,

Devarabisana Halli (Next to Intel junction Flyover),

Outer Ring Road, Bangalore-560103.

Represented by its Director Mr. Rishi Das.

15 MISCELLANEOUS:

15.1 This Sub-Lease Deed has been executed in two sets, the original being retained by the

Sub-Lessee and the duplicate by the Sub-Lessor.

15.2 The stamp duty and registration charges or any other incidental charge related to registration payable in respect of this Sub-Lease Deed shall be borne and paid by the

Sub-Lessee. The Sub-Lessee shall be responsible for making all requisite arrangements for registration of this Deed of Sub-Lease. The Sub-Lessee shall extend all requisite co-

operations to secure registration of the Sub-Lease Deed under the provisions of the

Registration Act, 1908.

15.3 No part of this Sub-Lease Deed shall be amended, varied, substituted or changed in any manner except by a written instrument duly signed by both Parties.

15.4 This Sub-Lease Deed constitute the entire agreement and understanding of the Parties in respect of this Sub-Lease and supersedes any and all prior negotiations, correspondence,

agreements, understanding duties or obligations between the Parties in respect hereof.

This Sub-Lease Deed and shall be read as part and parcel of the same transaction.

SCHEDULE 'A' PREMISES

All that piece and parcel of immovable property comprising of 3 Basements, Ground Floor plus

6 upper floor, of the building known “INDIQUBE ETA” (“Building”), constructed on property bearing Survey Number 38/4, adjacent to EMC2, Doddanekundi, Outer Ring Road, Bangalore having a super built-up area of measuring 74000 Square Feet and bounded as follows:

North : Land of Survey no. 61 &60

South : Outer Ring Road

East : Remaining land of Survey no. 38/4

West : Survey no. 38/3;

SCHEDULE 'B' PREMISES

(Hereby granted for Sub-Lease)

All that Office Unit measuring 4800 square feet (Leasable Area) on the Fifth Floor of the building known as 'INDIQUBE-ETA' and 600 sq. ft common cafeteria area along with 5(Five)

car Parking space, constructed on the property bearing Survey Number 38/4, Adjacent to

EMC2, Doddanekundi, Outer Ring Road, Bangalore, Karnataka.

IN WITNESS WHEREOF THE SUB-LESSOR AND THE SUB-LESSEE HAVE AFFIXED

THEIR SIGNATURES TO THIS DEED OF SUB-LEASE ON THE DAY, MONTH AND

YEAR FIRST ABOVE MENTIONED IN THE PRESENCE OF THE FOLLOWING WITNESSES:

SUB-LESSOR	SUB-LESSEE
For Innovent Spaces Private Limited /s/ Rishi Das Name: Mr. Rishi Das Designation: Director	For OmniComm eClinical Solutions Pvt. Ltd. /s/ Thomas Edward Vickers Name: Mr. Thomas Edward Vickers Designation: Director

WITNESSES
1. ________________________________________ Name: Address:	2. ________________________________________ Name: Address:

ANNEXURES-1

Floor Plan

ANNEXURE-2

Scope of Maintenance by Sub- Lessee within the Schedule 'B' Premises on a regular basis.

SL.NO	Description	Frequency of Service	AMCs to be taken
01	Carpet Shampooing	Quarterly	General Services
02	Chair Shampooing	Quarterly	General Services
03	Chair maintenance	Monthly
04	Window Blinds maintenance	Monthly
05	Painting of the Schedule ' B' Premises	Annually	General Services
06	Facility maintenance (Electrical, Carpentry & Plumbing)	Weekly	General Services
07	Floor Spring & Door closure maintenance	Monthly
08	Pest Control	Monthly	General Services
09	Fixtures & Furniture maintenance	Monthly	General Services
10	Restroom maintenance	Daily	General Services
11	Deep Cleaning	Weekly	General Services

ANNEXURE-3

Physical Damage to below listed assets will not be covered under Normal Wear and Tear

1.     Carpet

2.     Glass doors

3.     Writing boards

4.     Work stations

5.     Chairs

6.     Tables

7.     Flooring

8.     Walls

9.     Plumbing assets (Wash basins, Taps, sinks, W/C's, plumbing lines etc.)

10.     Window Blinds.

11.     Printers

12.     Cupboards or any storage equipment.

13.     HVAC Assets.

14.     Furnitures & Fixtures

15.     Damages to cables

16.     Damages to server racks

17.     Doors, door closures, floor springs, door handles, etc.

18.     Fire extinguishers

19.     Light fixtures

20.     Electrical panels

21.     Gardening assets

ANNEXURE 4

Maintenance by the Sub-Lessor within the warranty period of initial 6(Six) months

SI. No	Description	Scope of Maintenance
01	Light Fittings	If any of the light fittings are not operational that will be under the scope of Sub-Lessor and will be changed accordingly.
02	Chairs	Maintenance will be under scope of Sub-Lessor, except physical damage, which will be charged to the Sub-Lessee
03	Window blinds	Maintenance will be under scope of Sub-Lessor, except physical damage which will be charged to the Sub-Lessee
04	Floor Spring & Door closure	Maintenance will be under scope of Sub-Lessor.

05	Pedestal locks	If pedestal locks are not working then the replacement will be under scope of Sub-Lessor, but if the Sub-Lessee loses the keys then the cost of replacement will be under the scope of Sub-Lessee
06	Electrical system	which includes (Switches, sockets, MCB etc) will be under scope of Sub-Lessor
07	Pantry Plumbing	Maintenance of plumbing system in pantry will be under scope of Sub-Lessor
08	Dedicated restroom	Maintenance of plumbing system in dedicated restroom will be under scope of Sub-Lessor
09	Furniture & Workstations	Maintenance of Furnitures and Workstations will be under scope of Sub-Lessor, except physical damage which will be charged to the Sub-Lessee

Exclusions:

1.     Designer Lights: Warranty of the lights will be as provided by the manufacturers

2.     Sofa set maintenance will not be covered under scope of Sub-Lessor

3.     Break out areas are not covered under scope of Sub-Lessor

NOTE: Furnitures, chairs & Workstation warranty are covered only if Sub-Lessor has provided the assets to the client.